As filed with the Securities and Exchange Commission on August 26, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXOGEN, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	5047	41-1301878
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13631 Progress Boulevard, Suite 400

Alachua, Florida 32615

(386) 462-6800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Karen Zaderej

Chief Executive Officer

AxoGen, Inc.

13631 Progress Boulevard, Suite 400

Alachua, Florida 32615

(386) 462-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gregory G. Freitag

Chief Financial Officer and General Counsel

AxoGen, Inc.

13631 Progress Boulevard, Suite 400

Alachua, Florida 32615

(386) 462-6800

Fahd M.T. Riaz

Andrew P. Gilbert

DLA Piper LLP (US)

1650 Market Street, Suite 4900

Philadelphia, Pennsylvania 19103

(215) 656-3300

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-195588

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered (1) (2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common shares, par value $0.01 per share
Total			$2,949,540	$342.74 (3)

(1)

This Registration Statement also covers such indeterminate amount of securities as may be issued upon conversion, redemption, repurchase or exchange of any shares of common stock registered hereunder, including under any applicable anti-dilution provisions.

(2)

This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-195588), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 9, 2014 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the proposed maximum offering price of the remaining securities eligible to be sold under the Prior Registration Statement ($14,747,701) is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% thereof, or $2,949,540, is registered hereby.

(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act for the $2,949,540 of additional shares of common stock being registered hereunder.

EXPLANATORY NOTE

This registration statement is being filed to register an additional $2,949,540 worth of our securities pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3, as amended (File No. 333-195588), which was declared effective on May 9, 2014, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

All exhibits filed with or incorporated by reference in our Registration Statement on Form S-3, as amended (File No. 333-195588), are incorporated by reference into, and shall be deemed a part of, this Registration Statement. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit	Description
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of Lurie, LLP (formerly known as Lurie Besikof Lapidus & Company, LLP)
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page) (1)

(1)	Previously filed on the signature page to Registrant’s Registration Statement on Form S-3 (No. 333-195588), as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Alachua, in the State of Florida, on August 26, 2015.

Axogen, Inc.
By: /s/ Karen Zaderej
Name: Karen Zaderej
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 4 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Karen Zaderej Karen Zaderej	Chief Executive Officer and Director (Principal Executive Officer)	August 26, 2015

/s/ Gregory G. Freitag Gregory G. Freitag	Chief Financial Officer (Principal Financial and Accounting Officer)	August 26, 2015

* Jamie M. Grooms	Chairman of the Board	August 26, 2015

* Robert J. Rudelius	Director	August 26, 2015

* Mark Gold, M.D.	Director	August 26, 2015

* John Harper	Director	August 26, 2015

* Joe Mandato	Director	August 26, 2015

By signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on behalf of the persons indicated.

* By: /s/ Karen Zaderej
Karen Zaderej
Attorney-in-Fact

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